UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 14a-12

                            FIRST SOUTH BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment  of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

     (5) Total fee paid:

         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials:
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

         -----------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:


         -----------------------------------------------------------------------
     (3) Filing Party:

         -----------------------------------------------------------------------

     (4) Date Filed:

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


                                     [LOGO]
                     [FIRST SOUTH BANCORP, INC. LETTERHEAD]

                                 April 16, 2004




Dear Stockholder:

     We invite you to attend the Annual Meeting of Stockholders (the "Annual Meeting") of First South Bancorp, Inc. (the "Company") to be held at the main office of First South Bank (the "Bank") located at 1311 Carolina Avenue, Washington, North Carolina on Thursday, May 20, 2004, at 11:00 a.m., Eastern time.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of First South Bank, the Company's wholly owned subsidiary. Directors and officers of the Company and the Bank will be present to respond to any questions the stockholders may have.

     ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

     On behalf of the Board of Directors and all the employees of the Company and the Bank, I wish to thank you for your continued support.

                                   Sincerely,


                                   /s/ Thomas A. Vann

                                   Thomas A. Vann
                                   President

--------------------------------------------------------------------------------
                            FIRST SOUTH BANCORP, INC.
                              1311 CAROLINA AVENUE
                        WASHINGTON, NORTH CAROLINA 27889

--------------------------------------------------------------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 20, 2004

--------------------------------------------------------------------------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of First South Bancorp, Inc. (the "Company") will be held at the main office of First South Bank (the "Bank") located at 1311 Carolina Avenue, Washington, North Carolina on Thursday, May 20, 2004, at 11:00 a.m., Eastern time.

     A Proxy Statement and Proxy Card for the Annual Meeting are enclosed.

     The Annual Meeting is for the purpose of considering and acting upon the following matters:

     1.   The election of two directors to serve three-year terms;

     2. An amendment to the Company's Articles of Incorporation to increase the authorized number of shares of common stock from 8,000,000 to 25,000,000; and

     3. The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on April 1, 2004, are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

     You are requested to fill in and sign the enclosed proxy card which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           /s/ William L. Wall

                                           William L. Wall
                                           Secretary

Washington, North Carolina
April 16, 2004

     IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       OF
                            FIRST SOUTH BANCORP, INC.
                              1311 CAROLINA AVENUE
                        WASHINGTON, NORTH CAROLINA 27889

--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 20, 2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------

     This Proxy Statement is furnished to stockholders of First South Bancorp, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") which will be held at the main office of First South Bank (the "Bank") located at 1311 Carolina Avenue, Washington, North Carolina on Thursday, May 20, 2004, at 11:00 a.m., Eastern time, and at any adjournment thereof. The accompanying Notice of Annual Meeting and proxy card and this Proxy Statement are being first mailed to stockholders on or about April 16, 2004.


--------------------------------------------------------------------------------
                       VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to William L. Wall, Secretary of the Company, at the address shown above, by filing a later-dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting or by attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting will not in itself revoke such stockholder's proxy.

     Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted FOR the nominees for director set forth in this Proxy Statement and for the amendment of the Company's Articles of Incorporation to increase the authorized number of shares of common stock. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. Shares held in street name which have been designated by brokers on proxies as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.


--------------------------------------------------------------------------------
                    VOTING SECURITIES AND SECURITY OWNERSHIP
--------------------------------------------------------------------------------

     The securities entitled to vote at the Annual Meeting consist of the Company's common stock, par value $.01 per share (the "Common Stock"). Stockholders of record as of the close of business on April 1, 2004 (the "Record Date") are entitled to one vote for each share of Common Stock then held. As of March 25, 2004, there were 4,188,954 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

     Persons and groups beneficially owning more than 5% of the Common Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The following table sets forth information regarding the shares of Common Stock beneficially owned as of March 25, 2004 by persons who beneficially own more than 5% of the Common Stock, each of the Company's directors, including the executive officer of the Company named in the Summary Compensation Table, set forth under "Proposal I -- Election of Directors -- Executive Compensation -- Summary Compensation Table," and all of the Company's directors and executive officers as a group.




                                                            SHARES OF COMMON STOCK
                                                             BENEFICIALLY OWNED AS                   PERCENT OF
                                                             OF MARCH 25, 2004 (1)                    CLASS (2)
                                                             ---------------------                   ----------
PERSONS OWNING GREATER THAN 5%:
-------------------------------
   Thomas A. Vann                                                   351,462  (3)                       8.08%
   1311 Carolina Avenue
   Washington, North Carolina  27889

DIRECTORS:
----------

   Edmund T. Buckman, Jr.                                           123,645  (4)                       2.92
   Linley H. Gibbs, Jr.                                              95,219  (5)                       2.25
   Frederick N. Holscher                                             74,960  (6)                       1.77
   Frederick H. Howdy                                                96,480                            2.30
   Charles E. Parker, Jr.                                            87,473  (7)                       2.07
   H.D. Reaves, Jr.                                                     141                             .00
   Marshall T. Singleton                                            118,286  (8)                       2.82

All directors and executive officers of the                       1,163,355  (9)                      25.29
  Company as a group (15 persons)

------------------
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has or shares voting or investment power with respect to such Common Stock. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals and group exercise sole voting and investment power over the shares of the Common Stock.
(2) Based on a total of 4,189,954 shares of Common Stock outstanding as of March 25, 2004.
(3) Includes 42,461 shares owned by Mr. Vann's spouse, 17,880 shares owned by his son, 10,657 shares owned by Mr. Vann through the Bank's 401(k) Plan and 161,195 shares Mr. Vann has the right to acquire upon the exercise of options exercisable within 60 days of March 25, 2004.
(4) Includes 21,000 shares owned by Mr. Buckman's spouse and 41,175 shares Mr. Buckman has the right to acquire upon the exercise of options exercisable within 60 days of March 25, 2004.
(5) Includes 28,501 shares owned by Mr. Gibbs' spouse and 36,175 shares Mr. Gibbs has the right to acquire upon the exercise of options exercisable within 60 days of March 25, 2004.
(6) Includes 3,037 shares owned by Mr. Holscher's spouse and 41,175 shares Mr. Holscher has the right to acquire upon the exercise of options exercisable within 60 days of March 25, 2004.
(7) Includes 38,175 shares Mr. Parker has the right to acquire upon the exercise of options exercisable within 60 days of March 25, 2004.
(8)  Includes 3,339 shares owned by Mr. Singleton's spouse.
(9) Includes 410,670 shares all directors and executive officers as a group have the right to acquire upon the exercise of options exercisable within 60 days of March 25, 2004.

--------------------------------------------------------------------------------
                       PROPOSAL I -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

GENERAL

     The Company's Board of Directors consists of eight members. The Company's Articles of Incorporation require that directors be divided into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected each year. At the Annual Meeting, two directors will be elected for terms expiring at the 2006 Annual Meeting. The Board of Directors has nominated Linley H. Gibbs, Jr. and Thomas A. Vann to serve as directors for a three-year period. Both nominees are currently members of the Board. Under Virginia law and the Company's Bylaws, directors are elected by a plurality of the votes present in person or by proxy at a meeting at which a quorum is present.

     It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

     The following table sets forth, for each nominee for director and continuing director of the Company, his age, the year he first became a director of the Bank, which is the Company's principal operating subsidiary, and the expiration of his term as a director. All such persons were appointed as directors of the Company in 1996 in connection with the incorporation and organization of the Company with the exception of Mr. Reaves, who became a director of the Company and the Bank upon the Company's acquisition of Green Street Financial Corp and Home Federal Savings and Loan Association in November 1999. Each director of the Company also is a member of the Board of Directors of the Bank.

                                                                  YEAR FIRST
                                         AGE AT                   ELECTED AS                  CURRENT
                                      DECEMBER 31,                DIRECTOR OF                   TERM
NAME                                      2003                     THE BANK                  TO EXPIRE
----                                    --------                  ----------                 ---------
                   BOARD NOMINEES FOR TERMS TO EXPIRE IN 2007

Linley H. Gibbs, Jr.                       72                        1985                      2004
Thomas A. Vann                             54                        1979                      2004


                         DIRECTORS CONTINUING IN OFFICE

Charles E. Parker, Jr.                     67                        1971                      2005
Marshall T. Singleton                      64                        1990                      2005
H.D. Reaves, Jr.                           66                        1999                      2005
Edmund T. Buckman, Jr.                     78                        1975                      2006
Frederick N. Holscher                      55                        1985                      2006
Frederick H. Howdy                         72                        1975                      2006



     Set forth below is information concerning the Company's directors. Unless otherwise stated, all directors have held the positions indicated for at least the past five years.

     LINLEY H. GIBBS, JR. has been retired since 1992. Prior to his retirement, Mr. Gibbs served as a general manager with Hamilton Beach, an appliance manufacturing company in Washington, North Carolina.

     THOMAS A. VANN serves as President and Chief Executive Officer of the Company and the Bank. He joined the Bank in 1972 as Assistant Manager. Mr. Vann was promoted to a number of positions prior to becoming President of the Bank in 1977 and Chief Executive Officer in 2000.

     CHARLES E. PARKER, JR. is Senior Vice President of the Robinson and Stith Insurance Agency in New Bern, North Carolina. He joined the agency in 1989.

     MARSHALL T. SINGLETON has been a co-owner of B.E. Singleton & Sons since 1960, a highway construction firm in Washington, North Carolina.

     H.D. REAVES, JR. was employed with Home Federal Savings and Loan Association, Fayetteville, North Carolina, from 1962 to November 1999 and served as Home Federal's President and Chief Executive Officer since 1992. Upon consummation of the Company's acquisition of Home Federal, Mr. Reaves was given the title of Executive Vice President of the Bank but does not actively participate in the day-to-day operations of the Bank.

     EDMUND T. BUCKMAN, JR. has been retired since 1994. Prior to his retirement, Mr. Buckman was the owner of Buckman Auto Supply in Washington, North Carolina.

     FREDERICK N. HOLSCHER is a partner with the Washington, North Carolina law firm of Rodman, Holscher, Francisco & Peck, P.A. and has been with the firm since 1973.

     FREDERICK H. HOWDY is President of Drs. Freshwater and Howdy P.A., a dental health care corporation of North Carolina. Prior to that, he was a dentist in Washington, North Carolina for 36 years.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following sets forth information with respect to executive officers who do not serve on the Board of Directors.

                                 AGE AT
                              DECEMBER 31,
NAME                              2003                   TITLE (1)
----                             ------                  ---------
Jack L. Ashley                     58              Senior Executive Vice President -- Branch Administration
                                                    and Chief Operating Officer
Paul S. Jaber                      47              Executive Vice President -- Mortgage Operations
William L. Wall                    57              Executive Vice President, Chief Financial Officer and
                                                    Secretary of the Company and the Bank
Mary R. Boyd                       53              Executive Vice President -- Loan Servicing
Sherry L. Correll                  48              Executive Vice President -- Deposit Operations
Anne R. Corey                      37              Executive Vice President -- Credit Administration
Kristie W. Hawkins                 38              Treasurer and Controller of the Company and the Bank

---------------
(1) All positions are with the Bank unless indicated otherwise.

     JACK L. ASHLEY joined the Bank in 1997 and currently serves as Senior Executive Vice President of Branch Administration and became Chief Operating Officer in 2001. Prior to joining the Bank, from June 1995 to August 1997, Mr. Ashley served as Senior Vice President and Region Executive of United Carolina Bank in Greenville, North Carolina. Prior to that, Mr. Ashley was employed for 17 years with Southern National Bank in various capacities, most recently as Senior Vice President.

     PAUL S. JABER joined the Bank in 2003 and currently serves as Executive Vice President of Mortgage Operations. Prior to joining the Bank, Mr. Jaber served as Senior Vice President - Mortgage Lending of Triangle Bank in Raleigh, North Carolina from 1999 to 2001, and as Senior Vice President - Mortgage Lending of United Federal Savings Bank of Rocky Mount, North Carolina from 1979 to 1999.

     WILLIAM L. WALL joined the Bank in 1993 and currently serves as Executive Vice President, Chief Financial Officer and Secretary of the Company and the Bank. Prior to joining the Bank, Mr. Wall served as Senior Vice President, Treasurer and Chief Financial Officer of Pioneer Savings Bank in Rocky Mount, North Carolina.

     MARY R. BOYD has been with the Bank since 1983 and currently serves as an Executive Vice President - Loan Servicing.

     SHERRY L. CORRELL is currently the Executive Vice President of Deposit Operations. She joined the Bank in 1985.

     ANNE R. COREY joined the Bank in 1996 and currently serves as Executive Vice President of Credit Administration.

     KRISTIE W. HAWKINS joined the Bank in 1982. Prior to her current position of Controller and Treasurer, she served as the Bank's Assistant Treasurer and Secretary as well as accounting department supervisor.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company meets monthly and may have additional special meetings. During the year ended December 31, 2003, the Board of Directors of the Company met 12 times. No director attended fewer than 75% in the aggregate of the total number of Company Board of Directors meetings held during the year ended December 31, 2003 and the total number of meetings held by committees on which he served during such fiscal year.

     The Company has a separately designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee consists of Directors Holscher, Parker, Singleton and Reaves, who serves as Chairperson. The members of the Audit Committee are "independent," as
"independent" is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The function of the Audit Committee is to examine and approve the audit report prepared by the independent auditors of the Company, to select the independent auditors to be engaged by the Company and to review and approve audit policies. The Company's Board of Directors has determined that one member of the Audit Committee, H.D. Reaves, Jr., qualifies as an "audit committee financial expert" as defined in Section 401(h) of Regulation S-K promulgated by the Securities Exchange Commission. Director Reaves is "independent," as such term is defined in Item 7(d)(3)(iv)(A) of
Schedule 14A under the Exchange Act. The Company's Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Annex A. The Audit Committee meets quarterly and met four times during the year ended December 31, 2003.

     The Bank's Board of Directors has an Examining Committee (a requirement of the North Carolina Commissioner of Banks) consisting of Directors Holscher, Parker, Singleton and Reaves, who serves as Chairperson. The function of the Examining Committee is to review the internal audit function, internal accounting controls and approve the internal audit plan and policies. The
Examining Committee meets quarterly and met four times during the year ended December 31, 2003.

     The Board of Directors' Executive Committee consists of Directors Holscher, Howdy, Vann and Gibbs, who serves as Chairperson. The Executive Committee, among other things, evaluates the compensation and benefits of the directors, officers and employees, recommends changes, and monitors and evaluates employee performance. The Executive Committee reports its evaluations and findings to the full Board of Directors and all compensation decisions are ratified by the full Board of Directors. Directors who also are officers abstain from discussion and voting on matters affecting their compensation. The Executive Committee is empowered to exercise all of the authority of the Board when the Board is not in session. The Executive Committee met 15 times during the year ended December 31, 2003.

     During the year ended December 31, 2003, the Company's full Board of Directors acted as a nominating committee. The Board of Directors met once during the year ended December 31, 2003 in this capacity for the purpose of considering potential nominees to the Board of Directors.

     Beginning in the fiscal year ending December 31, 2004, the Board of Directors will appoint a Nominating Committee consisting of three directors to be appointed annually by the Chairman of the Board to nominate persons for election as directors at the Company's Annual Meeting. The members of the Nominating Committee will be "independent directors" as defined in Nasdaq listing standards. The Board of Directors has adopted a Charter for the Nominating Committee. The Nominating Committee Charter is attached hereto as Annex B.

     In its deliberations, the Board of Directors, functioning as a Nominating Committee considered, and the Nominating Committee will consider, the candidate's personal and professional integrity, knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of the Bank's market area. Any nominee for director made by the Board, functioning as a nominating committee, or to be made by the Nominating Committee, must be highly qualified with regard to some or all the attributes listed in the preceding sentence. In searching for qualified director candidates to fill vacancies in the Board, the Board solicits, and the Nominating Committee will solicit, the Company's then current directors for the names of potential qualified candidates. Moreover, the Board or Nominating Committee may ask its directors to pursue their own business contacts for the names of potentially qualified candidates. The Board or Nominating Committee would then consider the potential pool of director candidates, select the top candidate based on the candidates' qualifications and the Board's needs, and conduct a thorough investigation of the proposed candidate's background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of the Company. The Nominating Committee will consider director candidates recommended by security holders. Any stockholder wishing to recommend a candidate for consideration by the Nominating Committee as a possible director nominee for election at an upcoming annual meeting of stockholders must provide written notice to the Nominating Committee of such stockholder's recommendation of a director nominee no later than December 31 of the year preceding the annual meeting of stockholders. Notice should be provided to: Corporate Secretary, First South Bancorp, Inc., 1311 Carolina Avenue, Washington, North Carolina 27889. In the event a stockholder has submitted a proposed nominee, the Nominating Committee would consider the proposed nominee, along with any other proposed nominees recommended by individual directors, in the same manner in which the Nominating Committee would evaluate nominees for director recommended by directors.

BOARD POLICIES REGARDING COMMUNICATIONS WITH THE BOARD OF DIRECTORS AND ATTENDANCE AT ANNUAL MEETINGS

     The Board of Directors maintains a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors should send any communication to William L. Wall, Secretary, First South Bancorp, Inc., 1311 Carolina Avenue, Washington, North Carolina 27889. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. Mr. Wall will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case he has the authority to discard the communication or take other appropriate action regarding the communication.

     The Company's policy is to strongly encourage Board member attendance at annual meetings of stockholders. All eight of the Company's directors attended the Company's 2003 annual meeting of stockholders.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Overview and Philosophy. The Company's executive compensation policies are established by the Executive Committee of the Board of Directors (the "Committee") composed of three outside directors and the Company's President and Chief Executive Officer, Thomas A. Vann. Mr. Vann does not participate in deliberations or voting regarding his compensation. The Committee is responsible for developing the Company's executive compensation policies. The Company's President, under the direction of the Committee, implements the

Company's  executive   compensation  policies.  The  Committee's  objectives  in
designing and administering the specific elements of the Company's executive compensation program are as follows:

     o To link executive compensation rewards to increases in stockholder value, as measured by favorable long-term operating results and continued strengthening of the Company's financial condition.

     o To provide incentives for executive officers to work towards achieving successful annual results as a step in achieving the Company's long-term operating results and strategic objectives.

     o To correlate, as closely as possible, executive officers' receipt of compensation with the attainment of specified performance objectives.

     o To maintain a competitive mix of total executive compensation, with particular emphasis on awards related to increases in long-term stockholder value.

     o To attract and retain top performing executive officers for the long-term success of the Company.

     In furtherance of these objectives, the Committee has determined that there should be three specific components of executive compensation: base salary, a cash bonus and stock benefit plans.

     Base Salary. The Committee makes recommendations to the Board concerning executive compensation on the basis of surveys of salaries paid to executive officers of other bank holding companies, non-diversified banks and other financial institutions similar in size, market capitalization and other characteristics. In addition, the Company maintains a salary administration program, pursuant to which it assembles a list of executive positions, with job descriptions and salary ranges, which the Committee uses in setting executive salaries. In setting executive salaries, the Committee also takes into consideration the relative complexity of the Bank's operations, compared to those of other similarly sized banks, attributable to the large volume of loans serviced for others. The Committee's objective is to provide for base salaries that are competitive with the average salary paid by the Company's peers.

     Bonus. The Bank pays a discretionary bonus on an annual basis based on satisfaction of a combination of individual and Bank performance objectives. Whether bonuses are paid each year and the amount of such bonuses are determined by the Committee, subject to ratification by the Board of Directors, at year end based on the Bank's ability to achieve performance goals established by the Board in each year's Business Plan. Discretionary bonuses for achieving specific performance goals during the year are paid during the fiscal year.

     Stock Benefit Plans. In addition, the Committee believes that stock related award plans are an important element of compensation since they provide executives with incentives linked to the performance of the Common Stock. Accordingly, the Company has adopted a stock option plan.

     Under the stock option plan, the Company reserved for issuance a number of shares equal to 10% of the originally issued Common Stock. At the 2000 annual meeting of stockholders, the stockholders approved an amendment to the stock option plan to authorize an additional 526,384 shares of Common Stock for award under the stock option plan. The Committee believes that stock options are an important element of compensation because they provide executives with incentives linked to the performance of the Common Stock. The Company awards stock options as a means of providing employees the opportunity to acquire a proprietary interest in the Company and to link their interests with those of the Company's stockholders. Options are granted with an exercise price equal to the market value of the Common Stock on the date of grant, and thus acquire value only if the Company's stock price increases. Although there is no specific formula, in determining the level of option awards, the Committee takes into consideration individual and corporate performance. No options were granted to directors or the Company's President during the year ended December 31, 2003.

     Compensation of the President. Mr. Vann's base salary is established in accordance with the terms of the employment agreement entered into between the Company and Mr. Vann. See "-- Executive Compensation -- Employment Agreements." The Committee determines the President's compensation on the basis of several factors. In determining Mr. Vann's base salary, the Committee conducted surveys of compensation paid to chief executive officers of similarly situated banks and non-diversified banks and other financial institutions of similar asset size. The Committee believes that Mr. Vann's base salary is generally competitive with the average salary paid to executives of similar rank and expertise at banking institutions which the Committee considered to be comparable and taking into account the Bank's superior performance and complex operations relative to comparable institutions.

     Mr. Vann received a $180,000 bonus based on fiscal year 2003 performance pursuant to the same basic factors as described above under "-- Bonus." In establishing Mr. Vann's bonus, the Committee considered the Company's overall performance, record of increase in the Company's earnings per share and success in meeting strategic objectives and his personal leadership and accomplishments. These factors were considered in conjunction with the Company's financial results for fiscal 2003 in relation to the established Business Plan and achieving certain annual performance goals, including, but not limited to return on equity, satisfactory results of regulatory examinations and independent audits, and successfully undertaking increased responsibility due to the Company's status as a publicly traded corporation. Specifically, during the year ended December 31, 2003, the Company's net income increased by 20.0% to $11.4 million from $9.5 million for the year ended December 31, 2002. Basic earnings per share increased 26.1% to $2.75 per share for the year ended December 31, 2003 from $2.18 per share for the year ended December 31, 2002. In addition, return on average assets increased to 1.76% for the year ended December 31, 2003 from 1.64% for the year ended December 31, 2002, and return on average equity increased to 22.1% for the year ended December 31, 2003 from 18.4% for the year ended December 31, 2002. The Board of Directors also took into consideration Mr. Vann's success in progress made towards converting the Bank to a commercial banking entity, as the gross commercial and consumer loan portfolio increased to $488.9 million at December 31, 2003 from $376.9 million at December 31, 2002, and checking accounts increased to $227.9 million at December 31, 2003 from $199.6 million at December 31, 2002. The Board of Directors also took into consideration Mr. Vann's success in integrating two prior period acquisitions into the Bank's branch operating system, the opening of a new full service banking office, expanding the leasing division, offering securities brokerage services, the Company being included in the Russell 2000 (R)Index, the closing of a $10.0 million trust preferred securities offering and the execution of an agreement to purchase two additional branch offices.

     The Committee believes that the Company's executive compensation program serves the Company and its stockholders by providing a direct link between the interests of executive officers and those of stockholders generally and by helping to attract and retain qualified executive officers who are dedicated to the long-term success of the Company.

                       Members of the Executive Committee

                       Linley H. Gibbs, Jr. (Chairman)
                       Frederick N. Holscher
                       Frederick H. Howdy
                       Thomas A. Vann

COMPARATIVE STOCK PERFORMANCE GRAPH

     The graph and table which follow show the cumulative total return on the Common Stock for the period from September 30, 1998 through December 31, 2003 with (1) the total cumulative return of all companies whose equity securities are traded on the Nasdaq Stock Market and (2) the total cumulative return of banking companies traded on the Nasdaq Stock Market. The comparison assumes $100 was invested on September 30, 1997 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stockholder returns shown on the performance graph are not necessarily indicative of the future performance of the Common Stock or of any particular index.

                       CUMULATIVE TOTAL STOCKHOLDER RETURN
                  COMPARED WITH PERFORMANCE OF SELECTED INDEXES
                  SEPTEMBER 30, 1998 THROUGH DECEMBER 31, 2003

     [Line graph appears here depicting the cumulative total shareholder return of $100 invested in the Common Stock as compared to $100 invested in all companies whose equity securities are traded on the Nasdaq Stock Market and $100 invested in banking companies traded on the Nasdaq Stock Market. Line graph plots the cumulative total return from September 30, 1998 to December 31, 2003. Plot points are provided below.]




-----------------------------------------------------------------------------------------------------------
                              9/30/98        9/30/99      9/30/00       9/30/01     12/31/02      12/31/03
-----------------------------------------------------------------------------------------------------------
Company                       $100.00         $83.33      $109.48       $155.69      $268.28       $281.54
-----------------------------------------------------------------------------------------------------------
Nasdaq                         100.00         133.22       182.77         79.71        64.84         91.16
-----------------------------------------------------------------------------------------------------------
Nasdaq Banks                   100.00          92.88       103.01        115.79       123.12        157.59
-----------------------------------------------------------------------------------------------------------

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the cash and noncash compensation for the fiscal years ended December 31, 2003 and 2002 and September 30, 2001 awarded to or earned by the President and the only other executive officers of the Company who earned salary and bonus in fiscal 2003 exceeding $100,000 for services rendered in all capacities to the Company and the Bank.

                                                                                    Long-Term
                                                                                  Compensation
                                                                                      Awards
                                            Annual Compensation                   -------------
                                       --------------------------------------      Securities
                       Fiscal                                 Other Annual         Underlying         All Other
Name                 Year Ended        Salary      Bonus     Compensation (1)      Options (2)      Compensation
----                -----------        ------      -----     ----------------      -----------      ------------

Thomas A. Vann        12/31/03       $300,000    $ 180,000      $      --              --           $ 143,681  (3)
President and Chief   12/31/02        270,000      150,000             --              --             429,834
Executive Officer      9/30/01        240,000      100,000             --              --             154,986
of the Company
and the Bank

Jack L. Ashley         12/31/03      $145,000    $  35,000      $      --              --           $   9,144  (4)
Chief Operating        12/31/02       135,000       25,000             --              --             174,419
 Officer and           12/31/02       135,000       25,000             --              --             174,419
 Senior Executive       9/30/01       112,125       10,000             --           7,500              50,888
 Vice President
  - Branch
Administration of the
Bank

Paul S. Jaber (5)      12/31/03      $108,750    $  20,000      $      --              --           $   1,918  (6)
Executive Vice         12/31/02        47,618        4,000             --           4,000                  --
President - Mortgage
Operations of the
Bank

William L. Wall        12/31/03      $100,000    $   8,000      $      --              --           $   5,405  (7)
Executive Vice         12/31/02        95,000        3,000             --              --             240,982
President - Chief       9/30/01        94,150        4,000             --              --              39,447
Financial Officer
and Secretary of the
Company and the Bank

-------------
(1) Executive officers of the Company and the Bank receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received by the named executive officer in fiscal 2003 did not exceed 10% of the executive officer's salary and bonus.
(2) Share amounts on this table have been adjusted to reflect the effect of a three-for-two stock split paid on April 19, 2003.
(3) For the year ended December 31, 2003, consists of $24,356 in Board of Directors and committee fees, $58,075 accrued under a Supplemental Income Plan Agreement, $24,828 accrued under a Directors Deferred Compensation Plan Agreement, $7,017 accrued under a Directors Deferred Retirement Plan Agreement, $10,000 in matching contributions under the Bank's 401(k) Plan and $19,405 accrued for Mr. Vann under a Directors Deferred Payment Plan.
(4) For the year ended December 31, 2003, consists of $9,144 in matching contributions made under the Bank's 401(k) Plan.
(5)  Mr. Jaber joined the Bank on July 8, 2002.
(6) For the year ended December 31, 2003, consists of $1,918 in matching contributions made under the Bank's 401(k) Plan.
(7) For the year ended December 31, 2003, consists of $5,405 in matching contributions made under the Bank's 401(k) Plan.

     Option Exercises on Last Fiscal Year and Fiscal Year-End Option Values. The following table sets forth information concerning option exercises during the year ended December 31, 2003 and the value as of December 31, 2003 of options held by the executive officers named in the Summary Compensation Table set forth above. No options were granted to the executive officers named in the Summary Compensation Table during fiscal year 2003.

                                                                   NUMBER OF                  VALUE OF UNEXERCISED
                                                                UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                                                                 AT FISCAL YEAR-END            AT FISCAL YEAR-END (2)
                       SHARES ACQUIRED          VALUE         -------------------------     -------------------------
NAME                    ON EXERCISE         REALIZED (1)     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
----                   -------------        ------------      -------------------------     -------------------------

Thomas A. Vann              1,230              $27,759         162,425   /   --             $3,952,287  /   $  --
Jack L. Ashley              5,000              127,765          25,000   /   --               $563,453  /      --
Paul S. Jaber                  --                   --           2,000   /2,000                     --  /      --
William L. Wall                --                   --          20,250   /   --               $492,473  /      --


---------------
(1)  Calculated based on the product of (a) the number of options  exercised and
     (b) the difference between the value of the underlying Common Stock on the exercise date, based on the closing sale price of the Common Stock as quoted on the Nasdaq National Market System, and the exercise price of the options.
(2) Calculated based on the product of: (a) the number of shares subject to options and (b) the difference between the fair market value of underlying Common Stock at December 31, 2003, determined based on the closing sale price of the Common Stock of $36.50 as quoted on the Nasdaq National Market System, and the exercise price of the options.

     Pension Plan. The Bank sponsors a defined benefit plan (the "Pension Plan") in which employees who have one year of service and have reached age 21 are eligible to participate. The Pension Plan was frozen effective as of December 31, 2001, and since that date, no new participants were enrolled in the Pension Plan, and no new benefits have been accrued under then Pension Plan. Under the Pension Plan, participating employees become 100% vested in their right to benefits upon completing five years of service, except that participants become 100% vested upon attaining age 65, regardless of years of service. If vested, a participant in the Pension Plan will receive, after completion of 30 or more years of service, an annual normal retirement benefit at age 65 equal to the sum of (a) 37.5% of the participant's average salary over his highest five years of compensation up to the "covered compensation level" (as defined in the Pension
Plan), plus (b) 52.5% of the participant's average salary of his highest five years of compensation over the covered compensation level. Upon termination of employment at or after age 65 before completion of 30 years of service, the retirement benefit will be multiplied by the ratio the employee's actual years of service bear to 30 years. On an actuarially reduced basis, the Pension Plan also provides for both early retirement benefits, beginning at age 55, and death benefits. The Pension Plan was frozen as of December 31, 2001 and no amounts were accrued for the benefit of Messrs. Vann, Ashley or Wall during the year ended December 31, 2003. At December 31, 2003, Messrs. Vann, Ashley and Wall had approximately 30 years, 4 and 10 years, respectively, of credited service under the Pension Plan. Mr. Jaber was not eligible to participate in the Pension Plan at the time it was frozen, so no amounts were accrued for the benefit of Mr. Jaber under the Pension Plan during the year ended December 31, 2003, and Mr. Jaber had no years of credited service under the Pension Plan at December 31, 2003.

     The following table illustrates annual pension benefits at age 65 under the Pension Plan at various levels of compensation and years of service, assuming 100% vesting of benefits and retirement at December 31, 2003. All retirement benefits illustrated in the table below are without regard to any Social Security benefits to which a participant might be entitled. The Pension Plan is not subject to offset for Social Security benefits.

                                                                 Years of Service
        Average Final               --------------------------------------------------------------------------
       Compensation (1)               15                20              25               30               35
       ----------------             ------            ------          ------           ------           ------
           $125,000                 $29,500          $39,400         $49,200          $59,000          $59,000
            150,000                  36,100           48,100          60,100           72,200           72,200
            175,000                  42,600           56,900          71,100           85,300           85,300
            200,000                  49,200           65,600          82,000           98,400           98,400
            225,000                  55,800           74,400          92,900          111,500          111,500
            250,000                  62,300           83,100         103,900          124,700          124,700
            300,000                  75,500          100,600         125,800          150,900          150,900

--------------
(1) The compensation covered by the Pension Plan consists of salary and bonus and the portion of all other compensation represented by Board of Directors and Committee fees listed on the Summary Compensation Table.

     Employment Agreements. The Company and the Bank have entered into employment agreements (the "Employment Agreements") pursuant to which Thomas A. Vann (the "Employee") serves as President of the Bank and President of the Company. In such capacities, the Employee is responsible for overseeing all operations of the Bank and the Company and for implementing the policies adopted by the Boards of Directors.

     The Employment Agreements became effective on April 7, 1997 and provide for a term of three years. On each anniversary date of the commencement of the Employment Agreements, the term of the Employee's employment will be extended for an additional one-year period beyond the then effective expiration date, upon a determination by the Board of Directors that the performance of the Employee has met the required performance standards and that such Employment Agreements should be extended. The Employment Agreements provide the Employee with a salary review by the Board of Directors not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits, vacation and sick leave. The Employment Agreements terminate upon the Employee's death, may terminate upon the Employee's disability and is terminable by the Bank for "just cause" (as defined in the Employment Agreements). In the event of termination for just cause, no severance benefits are available. If the Company or the Bank terminates the Employee without just cause, the Employee will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of the Employment Agreements plus an additional 12 month's salary and, at the Employee's election, either continued participation in benefits plans in which the Employee would have been eligible to participate through the Employment Agreements' expiration date or the cash equivalent thereof. If the Employment Agreements are terminated due to the Employee's "disability" (as defined in the Employment Agreements), the Employee will be entitled to a continuation of his salary and benefits through the date of such termination, including any period prior to the establishment of the Employee's disability. In the event of the Employee's death during the term of the Employment Agreements, his estate will be entitled to receive his salary through the last day of the calendar month in which the Employee's death occurred. The Employee is able to voluntarily terminate his Employment Agreements by providing 90 days' written notice to the Boards of Directors of the Bank and the Company, in which case the Employee is entitled to receive only his compensation, vested rights and benefits up to the date of termination.

     In the event of (i) the Employee's involuntary termination of employment other than for "just cause" during the period beginning six months before a change in control and ending on the later of the second anniversary of the change in control or the expiration date of the Employment Agreements (the "Protected Period"), (ii) the Employee's voluntary termination within 90 days of the occurrence of certain specified events occurring during the Protected Period which have not been consented to by the Employee, or (iii) the Employee's voluntary termination of employment for any reason within the 30-day period beginning on the date of the change in control, the Employee will be paid within 10 days of such termination (or the date of the change in control, whichever is later) an amount equal to the difference between (i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that the Employee receives on account of the change in control. "Change in control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of the Bank's or Company's voting stock, the control of the election of a majority of the Bank's or the Company's directors, or the exercise of a controlling influence over the management or policies of the Bank or the Company. In addition, under the Employment Agreements, a change in control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period cease to constitute two-thirds of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by a two-thirds vote of the initial directors then in office. The Employment Agreement with the Bank provides that within 10 business days following a change in control, the Bank shall fund a trust in the amount of
2.99 times the Employee's base amount, that will be used to pay the Employee amounts owed to him. These provisions may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company. In the event that the Employee prevails over the Company and the Bank, or obtains a written settlement, in a legal dispute as to the Employment Agreement, he will be reimbursed for his legal and other expenses.

     Change-in-Control Protective Agreements. The Company and the Bank entered into Change-in-Control Protective Agreements (the "Protective Agreements") with Jack L. Ashley, Paul S. Jaber and William L. Wall (individually, the "Executive" and collectively, the "Executives"). The Protection Agreements for Messrs. Ashley, Jaber and Wall became effective November 15, 2001, July 8, 2002 and January 1, 2000, respectively (in each case, the "Effective Date"). The Protective Agreements will terminate on the earlier of (a) 24 months following the Effective Date in the case of Mr. Ashley's Protective Agreement or 12 months in the case of the Protective Agreements for Messrs. Jaber and Wall or (b) the date on which the Executive terminates employment with the Bank, provided that the rights under the Protective Agreements will continue following termination of employment if the applicable Protective Agreement was in effect at the date of the change in control. On each annual anniversary date from the date of commencement of each Protective Agreement, the term of the Protective Agreement may be extended for an additional one year period beyond the then effective expiration date, upon a determination by the Board of Directors that the performance of the Executive has met the required performance standards and that such Protective Agreement should be extended.

     Each Protective Agreement provides that the Executive shall be entitled to collect certain severance benefits in the event that (i) he voluntarily terminates employment within 90 days after an event that occurs during the "Protected Period" and that constitutes "Good Reason," or (ii) the Bank, the Company or their successors terminate the Executive's employment during the Protected Period for any reason other than for just cause. In addition, Mr. Ashley's Protective Agreement provides that he shall be entitled to collect severance benefits in the event that he voluntarily terminates employment for any reason within the 30 days following a change in control. Under such circumstances, Messrs. Ashley, Jaber and Wall would be paid within 10 days of the latter of such termination or the change in control an amount equal to 2.0 times, 1.5 times and 1.0 times each Executive's respective "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code. In no event, however, can the severance benefit exceed the difference between (i) the Executive's Section 280G Maximum as defined in the Internal Revenue Code, and
(ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that he receives on account of the change in control. The Protected Period is defined in the Protective Agreements as the period that begins on the date that is six months before a change in control and ends on the latter of the second anniversary of the change in control or the expiration date of the applicable Protective Agreement. Good
Reason is defined in the Protective Agreements as any one of the following events: (i) requiring the Executive to move his personal residence perform his principal executive functions more than 30 miles from his primary office; (ii) materially reducing the Executive's base compensation as then in effect, (iii) failing to continue to provide the Executive with compensation and benefits provided for on the date of the change in control or compensation and benefits substantially similar thereto, or the taking of any action that would reduce any of such benefits or deprive the Executive of any material fringe benefit he had at the time of the change in control; (iv) assigning duties and responsibilities to the Executive which are materially different from those normally associated with his position; (v) materially diminishing the Executive's authority and responsibility; (vi) failing to reelect the Executive to the Board of Directors if he is serving on the Board on the date of the change in control; or (vii) materially reducing the secretarial or other administrative support of the Executive.

     A "Change in Control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of the Bank's or Company's voting stock, the control of the election of a majority of the Bank's or the Company's directors or the exercise of a controlling influence over the management or policies of the Bank or the Company. In addition, under the Protective Agreements, a change in control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period cease to constitute at least two-thirds of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by a two-thirds vote of the initial directors then in office.

     Each Protective Agreement provides that within ten business days of a change in control, the Bank shall fund a trust in the amount of the severance benefit under the Protective Agreement, that will be used to pay amounts owed to the Executive under the Protective Agreement. The amount to be paid to each Executive from this trust is determined according to the procedures outlined in the Protective Agreement, and any money not paid to the Executive is to be returned to the Bank. These provisions may have an anti-takeover effect by making it more expensive for a potential acquirer to obtain control of the Company. In the event that an Executive prevails over the Company or the Bank in a legal dispute as to his Protective Agreement, he will be reimbursed for his legal and other expenses.

DIRECTOR COMPENSATION

     Fees. Through December 31, 2003, each member of the Bank's Board of Directors received a fee of $2,000 for each regular and special Board meeting attended and $200 for each Board committee meeting attended. No fees are paid for attendance at meetings of the Company's Board. Directors also participate in certain benefit plans of the Company and the Bank, as described below.

     Directors are eligible to receive awards under the Company's stock option plan. During the year ended December 31, 2003, no awards were made to directors under the stock option plan.

     Other. The Bank has entered into a Supplemental Income Agreement (as amended, the "SIA") with Thomas A. Vann. Pursuant to the terms of the SIA, Mr. Vann may elect to defer a portion of his cash compensation on a monthly basis. Upon the earlier of Mr. Vann's (i) attainment of age 65 ("SIA Retirement Age") and (ii) the date of Mr. Vann's retirement before the SIA Retirement Age, but after attaining age 55 and completing at least 10 years of service with the Bank ("SIA Early Retirement Date"), the Bank shall pay Mr. Vann (in lieu of cash compensation otherwise receivable) an amount equal to $19,250 ("SIA Retirement Amount") annually for a period of 15 years. This amount shall be increased by 5% for every full year of service after July 1, 1990, provided that there will be no increases in benefits (i) after Mr. Vann reaches age 65 and (ii) for more than 10 years of additional service.

     In the event of Mr. Vann's death after becoming entitled to receive the SIA Retirement Amount, but before any payments have been made, his beneficiary shall receive all remaining payments. In the event of Mr. Vann's death prior to attaining age 65, the Bank will pay his beneficiary $19,250 annually for 15 years. In the event of Mr. Vann's termination of employment by reason other than death, retirement upon attaining age 65, or upon the occurrence of the SIA Early Retirement Date, Mr. Vann (or his beneficiary) shall be entitled to receive, on the earlier of his attainment of age 65 and his death, a percentage of the SIA Retirement Amount. This percentage will be based on Mr. Vann's full years of service up to the date of his termination, beginning with 0% for less than 20 years of service, and increased in 5% increments (from 50% to 100%) for every year of service thereafter, starting with 50% at 20 years of service up to 100% for 29 years of service. In the event that Mr. Vann's employment terminates for any reason other than his death, or retirement on the SIA Early Retirement Date prior to the time he is first entitled to receive payments under the SIA, Mr. Vann shall be entitled to receive such percentages of his SIA Retirement Amount, as discussed above, when he reaches age 55 or on upon his death, whichever is earlier. In the event that a termination of protected employment occurs (i) on or before the SIA Retirement Date or SIA Early Retirement Date and (ii) following a "change in control" (as defined below), then Mr. Vann shall be deemed to have retired as of the SIA Early Retirement Date, except that the SIA Early Retirement Date shall be deemed to be the date of the change in control.

     The Bank has entered into a Supplemental Income Plan Agreement (as amended, the "SIPA") with Thomas A. Vann. Pursuant to the terms of SIPA, if Mr. Vann retires from employment with the Bank either at or after the age of 65 (the "Retirement Date") or at or after age 55 with at least 10 years of service with the Bank after January 1, 1994 (the "Early Retirement Date"), the Bank shall pay, in equal monthly installments, a minimum sum of

$40,000 ("SIPA Retirement Amount") per annum for a period of 15 years. This amount shall increase by 5% for each full year of service completed by Mr. Vann after January 1, 1994.

     In the event of Mr. Vann's death before the Retirement Date or Early Retirement Date, the Bank shall make payments in the same manner as if he had retired. In the event that Mr. Vann terminates his service for reasons other than (i) his retirement on the Early Retirement Date, (ii) a change in control,
(iii) "termination of protected employment" (as defined below), or (iv) his death, and the termination occurs before he is entitled to receive payments, Mr. Vann shall be entitled to receive a percentage of his SIPA Retirement Amount upon his attainment of age 55 or prior death. This percentage will be based on Mr. Vann's full years of service after January 1, 1994, and increased in 10% increments (from 10% to 100%) for every year of service after January 1994, starting with 10% at one year of service up to 100% for 10 years of service. Payments shall be made in equal monthly installments. In the event that, prior to the Retirement Date or Early Retirement Date, a "termination of protected employment" occurs following a change in control, Mr. Vann shall be deemed to have retired as of his Early Retirement Date, and the Early Retirement Date shall be considered the date of the change in control.

     The Bank has entered into a Directors' Deferred Compensation Plan Agreement (as amended, the "Agreement") with each of Directors Buckman, Howdy, Gibbs, Parker, Singleton, Holscher and Vann (the "Directors"). Pursuant to the terms of the Agreements, the Directors agreed to defer the receipt of their Directors' fees in the amount of $350 per month, beginning on January 1, 1994 and ending on December 29, 1998. In exchange for the agreement to defer fees, the Directors shall receive certain retirement benefits (described below) upon the later to occur of their 65th birthday and January 1, 1999 (the "Qualifying Date"). Upon the Qualifying Date, the Bank shall pay each Director a specified amount per month for 120 months. During the year ended December 31, 2003, the Company accrued $1,938, $3,659, $3,659, $21,967, $8,452, $22,723 and $24,828 for the
benefit of Directors Buckman, Howdy, Gibbs, Parker, Singleton, Holscher and Vann, respectively, pursuant to Agreements with such Directors.

     In the event of a Director's death after becoming entitled to receive the Deferred Amount but before all of the payments have been made, the Bank shall make the remaining payments to the Director's beneficiary. Similarly, in the event of a Director's death while serving as a Director but before the Qualifying Date, the Bank will pay the Deferred Amount per month for 120 months to the Director's beneficiary. In the event that a Director voluntarily resigns after January 1, 1996 but before the Qualifying Date, then the Director will receive a percentage of the monthly Deferred Amount. This percentage varies among the different Agreements, but is generally determined by a formula based on the Director's full years of service after January 1, 1994. The Deferred Amounts generally vest over a period of five to ten years under the different Agreements. In the event that the Director's service is terminated on or before the Qualifying Date for a reason other than death or voluntary resignation, then he shall be paid the vested monthly Deferred Amount, and the Qualifying Date shall be deemed to be the date of the Director's termination of service.

     The Bank has entered into a Directors' Retirement Plan Agreement, as amended ("Retirement Plan") with Directors Buckman, Howdy, Parker, Singleton, Holscher, Gibbs and Vann. Under the terms of the Retirement Plan, the Bank will pay a director a monthly amount (the "Retirement Plan Amount") for a period of 120 months beginning upon the later to occur of the director's 70th birthday and January 1, 1999 ("Retirement Plan Qualifying Date"). During the year ended December 31, 2003, the Company accrued $7,666, $10,994, $10,994, $19,106,
$14,692, $7,556 and $7,017 under the Retirement Plan for the benefit of Directors Buckman, Howdy, Gibbs, Parker, Singleton, Holscher and Vann, respectively.

     In the event of a director's death prior to January 1, 1999, the Bank will pay the Retirement Plan Amount on a monthly basis for a period of 120 months to the director's beneficiary. Similarly, in the event of a director's death after becoming entitled to receive the payments under the Retirement Plan but before all payments have been made, the Bank shall pay the remaining amounts to the director's beneficiary. In the event that the director voluntarily resigns prior to January 1, 1999, the director shall be entitled to receive a percentage of the monthly Retirement Plan Amount. This percentage varies among the different Retirement Plan agreements, but is generally determined by a formula based on the director's full years of service after January 1, 1994. The Retirement Plan Amounts generally vest over a period of five to ten years under the different agreements. In the event that on or before the Retirement Plan Qualifying Date the director's service is terminated for any reason within 24 months following a change in control, the Bank will pay the director the monthly Retirement Plan Amount for a period of 120 months.

     The Bank has entered into a deferred compensation agreement entitled Director's Deferred Payment Agreement (as amended, the "Payment Agreement") with Directors Buckman, Howdy, Gibbs, Parker, Holscher and Vann. Under the terms of each Payment Agreement, a director deferred receipt of his director's fees in an amount equivalent to $291.66 per month over a six-year period. In addition, Mr. Vann has agreed to defer receipt of his director's fees in the amount of $220.35 per month from September 1, 1995 until the end of his term as a director. In exchange for the agreement to defer receipt of his director's fees, a director will receive, upon the earlier of the director's 65th birthday or termination of service as a director for any reason on or after attaining age 55, a certain amount ("Payment") per month for a period of 120 months. During the year ended December 31, 2003, the Company accrued $6,286, $5,709, $18,305, $10,235 and
$19,405 under the Payment Agreements for the benefit of Directors Howdy, Gibbs, Parker, Holscher and Vann, respectively.

     In the event of a director's death after becoming entitled to receive monthly Payments but before all Payments have been made, the Bank will pay all remaining amounts to the director's beneficiary. Similarly, in the event of the director's death prior to the commencement of his monthly Payments, the Bank will pay a monthly amount for 120 months to the director's beneficiary. In the event that prior to the commencement of the monthly Payments a director's service is terminated for any reason other than death, then the director will be entitled to begin receiving his Payments (beginning on a date to be determined by the Bank, but not later than the first day of the sixth month following the month in which the director's 55th birthday, or if earlier, death, occurs).

     With  respect  to  all  of  the  deferred   compensation   and   retirement
arrangements discussed above, the timing of the first payments under the agreements shall be determined by the Bank, provided that such payments shall commence no later than the first day of the sixth month following the month in which the event triggering the distribution occurred. In addition, each arrangement provides that within ten business days after a change in control, the Bank shall fund, or cause to be funded, a trust in an amount equal to the present value of all benefits that may become payable under the respective arrangements, unless the recipient of the benefits has provided a release of any claims under the agreement. With respect to the above plans and agreements, "change in control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of the Bank's or Company's voting stock, the control of the election of a majority of the Bank's or the Company's directors, or the exercise of a controlling influence over the management or policies of the Bank or the Company. In addition, a change in control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period ("Continuing Directors") cease to constitute at least two-thirds of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by at least two-thirds of the Continuing Directors then in office. "Termination of protected employment" generally refers to an employee's termination of employment without just cause, or the employee's voluntary termination of employment for certain events which have not been consented to in advance by the employee, including but not limited to a material reduction in base compensation as in effect on the date of a change in control, the failure of the Bank to maintain existing or substantially similar employee benefit plans, the assignment of duties and responsibilities which are other than those normally associated with the employee's position, a material reduction in the employee's authority and responsibility, and the failure to elect or re-elect the employee to the Board of Directors, if he has served on the Board during the term of the applicable agreement or plan.

     With the exception of the Retirement Plan, the cost of which is funded through payments by the Bank, the cost of all of the director retirement and deferred compensation plans described above is funded through deferral of compensation or Board of Director fees otherwise payable to the beneficiary under the plan or agreement. The deferred amounts are then used to purchase insurance, and dividends on such insurance in turn are utilized to purchase additional insurance, which will provide the funds necessary to meet the Bank's obligations under the plans and agreements when such obligations become due. The Board of Directors periodically reviews its insurance coverage to ensure that the coverage is adequate to reimburse the Bank for its anticipated expenses under the plans and agreements. If the insurance coverage is found to be inadequate as to a covered director, the Board of Directors may require the director to defer additional sums to reimburse the Bank for the purchase of additional insurance or may reduce the retirement benefit.

     Under the director retirement and deferred compensation plans, directors are considered general creditors of the Bank with respect to retirement benefits and will receive such benefits only if the Bank continues to be solvent or, if the Bank is insolvent, only to the extent funds remain following full payment to priority creditors such as depositors and secured creditors.

TRANSACTIONS WITH MANAGEMENT

     The Bank offers loans to its directors and executive officers. At December 31, 2003, the Bank's loans to directors and executive officers totaled $1.6 million, or 2.9% of the Company's stockholders' equity at that date. All loans to the Company's and the Bank's directors and executive officers and members of their immediate families and corporations or organizations of which a director or executive officer is an executive officer, partner or 10% owner were made in the ordinary course of business on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.


--------------------------------------------------------------------------------
            PROPOSAL II -- APPROVAL OF INCREASE IN AUTHORIZED SHARES
--------------------------------------------------------------------------------

GENERAL

     The Company currently is authorized to issue 8,000,000 shares of Common Stock. The Company's Board of Directors recommends that stockholders approve an amendment (the "Amendment") to Article V of the Company's Articles of Incorporation ("Articles of Incorporation") that would increase the authorized shares of Common Stock from 8,000,000 shares to 25,000,000 shares. The number of authorized shares of preferred stock will remain at 1,000,000 shares. If the Amendment is approved by the Company's stockholders, the first sentence of
Article V of the Articles of Incorporation as amended will read as follows:

          The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 26,000,000 shares, of which 25,000,000 shares are to be shares of common stock, $.01 par value per share, and of which 1,000,000 are to be shares of serial preferred stock, $.01 par value per share.

PURPOSE

     Since the formation of the Company in 1997, with respect to the Common Stock, the Company has paid three-for-two stock splits on August 19, 1998 and April 19, 2003. In addition, the Company has declared a three-for-two stock split payable on April 23, 2004 to stockholders of record on April 2, 2004. Based on the number of shares outstanding at March 25, 2004 and assuming the three-for-two stock split to be paid on April 23, 2004 had been paid on March 25, 2004, there would have been 6,283,431 shares of Common Stock outstanding and an additional 1,551,993 shares reserved for issuance pursuant to the Company's stock option plan. This would leave the Company with 164,576 authorized but unissued, unreserved and uncommitted shares of Common Stock available for issuance. The Company proposes to increase the number of authorized shares of Common Stock to 25,000,000 shares to provide additional shares for general corporate purposes, including further stock dividends and splits, raising additional capital, issuances pursuant to possible future employee stock benefit plans and possible future acquisitions.

     The Board of Directors believes that an increase in the total number of shares of authorized Common Stock will better enable the Company to meet its future needs and give it greater flexibility in responding quickly to advantageous business opportunities in the future including possible future acquisition opportunities. As of the date hereof, however, there are no present agreements for issuing additional shares of Common Stock from the currently authorized shares of Common Stock or the additional shares of Common Stock proposed to be authorized pursuant to the Amendment other than pursuant to the Company's stock option plan.

POTENTIAL DILUTIVE AND ANTI-TAKEOVER EFFECTS

     The Company's issuance of shares of Common Stock, including the additional shares that will be authorized if the proposed Amendment is adopted, may dilute the present equity ownership position of current holders of Common Stock and may be made without stockholder approval, unless otherwise required by applicable laws or stock exchange regulation. Under existing Nasdaq regulations, approval of a majority of the votes cast by the holders of Common Stock generally would be required (a) for establishment or material amendment of a stock option or purchase plan or other equity compensation plan pursuant to which stock may be acquired by officers, directors, employees or consultants, (b) any issuance that would result in a change in control of the Company, (c) in connection with the acquisition of stock or assets of another company (i) a director, officer or substantial stockholder of the Company has a 5% or greater interest or such persons collectively have a 10% or greater interest in the company or assets to be acquired or the consideration to be paid in the transaction and the issuance by the Company could result in a 5% or greater increase in the Company's outstanding voting stock, or (ii) if the Common Stock (including securities convertible into or exercisable for Common Stock) other than in a public offering for cash, (x) has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such Common Stock; or (y) if the number of shares of Common Stock to be issued is or will be equal to or in excess of 20% of the number of shares outstanding before the issuance of the Common Stock, or (d) in connection with a transaction other than a public offering involving: (i) the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial shareholders of the Company equals 20% or more of Common Stock or 20% or more of the voting power outstanding before the issuance; or (ii) the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

     The additional authorized but unissued shares of the Common Stock that would become available if the Amendment is approved could be used to make a change in control of the Company more difficult and expensive. Under certain circumstances, such shares could be used to create impediments or to frustrate persons seeking to cause a takeover or to otherwise gain control of the Company. Such shares could be sold to purchasers who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines not to be in the best interests of the Company and its stockholders. The Amendment might also have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Company's Common Stock, to acquire control of the Company with a view to consummating a merger, sale of all or any part of the Company's assets, or a similar transaction, because the issuance of new shares could be used to dilute the stock ownership of such person or entity.

RECOMMENDATION AND VOTE REQUIRED

     The Board of Directors believes that the Amendment is in the best interests of the stockholders of the Company. Approval of this proposal requires a vote in favor of the Amendment by the holders of a majority of the votes eligible to be cast at the Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED SHARES OF COMMON STOCK.

--------------------------------------------------------------------------------
                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

     PricewaterhouseCoopers LLP was the Company's independent accountants for the 2003 fiscal year. PricewaterhouseCoopers LLP has been retained by the Board of Directors to be the Company's independent accountants for the 2004 fiscal year. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires. The representative will also be available to answer appropriate questions.

-------------------------------------------------------------------------------
                          REPORT OF THE AUDIT COMMITTEE
-------------------------------------------------------------------------------

     The Audit Committee of the Board of Directors (the "Audit Committee") has:

     1. Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2003 with the management of the Company.

     2. Discussed with the Company's independent accountants the matters required to be discussed by Statement of Accounting Standards No. 61, as the same was in effect on the date of the Company's financial statements; and

     3. Received the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as the same was in effect on the date of the Company's financial statements.

     Based on the foregoing materials and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2003 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

                                           Members of the Audit Committee

                                           H. D. Reaves, Jr., Chairman
                                           Frederick N. Holscher
                                           Charles E. Parker, Jr.
                                           Marshall T. Singleton


--------------------------------------------------------------------------------
               AUDIT AND OTHER FEES PAID TO INDEPENDENT ACCOUNTANT
--------------------------------------------------------------------------------

AUDIT FEES

     The aggregate fees billed by the Company's independent auditor for the fiscal years ended December 31, 2003 and 2002 for the audit of the Company's annual financial statements and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q were $89,000 and $64,000, respectively.

AUDIT-RELATED FEES

     The aggregate fees billed by the Company's independent auditor for audit-related services for the fiscal years ended December 31, 2003 and 2002 were $18,807 and $7,600, respectively. These fees relate to the employee benefit plan audits and consultation of financial accounting standards.

TAX FEES

     The aggregate fees billed by the Company's independent auditor for tax services for the fiscal year ended December 31, 2003 and 2002 were $23,180 and $15,925, respectively. These fees related to review of the tax return, tax consulting and tax planning services.

ALL OTHER FEES

     No fees were billed by the Company's independent auditor for services not included above for the fiscal years ended December 31, 2003 and 2002.

     The Audit Committee has reviewed the non-audit services currently provided by the Company's independent auditor and has considered whether the provision of such services is compatible with maintaining the independence of the Company's independent auditors.

--------------------------------------------------------------------------------
             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

     Pursuant to regulations promulgated under the Exchange Act, the Company's officers and directors and all persons who own more than 10% of the Common Stock ("Reporting Persons") are required to file reports detailing their ownership and changes of ownership in the Common Stock and to furnish the Company with copies of all such ownership reports that are filed. Based solely on the Company's review of the copies of such ownership reports which it has received in the past fiscal year or with respect to the past fiscal year, or written representations that no annual report of changes in beneficial ownership were required, the Company believes that during fiscal year 2003 all Reporting Persons have complied with these reporting requirements.


--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.


--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation therefor.

     The Company's 2003 Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

     For consideration at the Annual Meeting, a stockholder proposal must be delivered or mailed to the Company's Secretary no later than April 26, 2004. In order to be eligible for inclusion in the proxy materials of the Company for the Annual Meeting of Stockholders for the year ending December 31, 2004, any stockholder proposal to take action at such meeting must be received at the Company's executive offices at 1311 Carolina Avenue, Washington, North Carolina 27889 by no later than December 17, 2004. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

                       BY ORDER OF THE BOARD OF DIRECTORS

                       /s/ William L. Wall


                       William L. Wall
                       Secretary

April 16, 2004
Washington, North Carolina

--------------------------------------------------------------------------------
                           ANNUAL REPORT ON FORM 10-K
--------------------------------------------------------------------------------

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO EACH STOCKHOLDER AS OF THE RECORD DATE UPON WRITTEN REQUEST TO CORPORATE SECRETARY, FIRST SOUTH BANCORP, INC., 1311 CAROLINA AVENUE, WASHINGTON, NORTH CAROLINA 27889.

                                                                     EXHIBIT A

                            FIRST SOUTH BANCORP, INC.

                             AUDIT COMMITTEE CHARTER

I.   PURPOSE

     The primary function of the First South Bancorp, Inc. (the "Company") Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or to the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established and may establish from time to time; the Company's auditing, accounting and financial reporting processes generally; and all potential conflict of interest situations, including those arising from any related-party transactions. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Committee's primary duties and responsibilities are to:

     A. Oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements.

     B. Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

     C. Review and appraise the audit efforts of the Company's independent accountants and the internal auditing department.

     D.  Provide  an  open  avenue  of   communication   among  the  independent
accountants, senior and financial management, the internal auditing department, and the Board of Directors.

     The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

     The Committee shall be comprised of four or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that in the opinion of the Board would interfere with the exercise of his independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management experience. Audit Committee members shall meet the qualifications of the NASDAQ National Market and such qualifications as may be required by the Securities and Exchange Commission ("SEC").

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless the Board elects a Chairman, the Committee members may designate a Chairman by majority vote of the Committee.

III. MEETINGS

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its duty to foster open communication, the Committee should meet at least annually with management, the internal auditor and the independent accountants in separate executive sessions to discuss any matters the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chairman should meet with the independent accountants and management quarterly to review the Company's financial statements and earnings press releases consistent with Section IV.4. below.

IV.  DUTIES AND RESPONSIBILITIES

     To fulfill its duties and responsibilities, the Committee shall:

     A. Documents/Reports Review
        ------------------------

     1. Review and update this Charter at least annually and as conditions dictate. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with Securities and Exchange Commission (SEC) regulations.

     2. Review the Company's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

     3. Review the regular internal audit reports to management prepared by the internal auditor and management's responses.

     4.  Review   quarterly  with  financial   management  and  the  independent
accountants the Forms 10-K and 10-Q prior to filing.

     5. Review and discuss the types of presentation and information to be included in earnings press releases, and any additional financial information and earning guidance generally provided to analysts and rating agencies.

     6. Review and discuss the form and content of the certification documents for the quarterly reports on Form 10-Q and the annual report on Form 10-K with the general auditor, the independent auditor, the chief financial officer and the chief executive officer.

     7. Prepare, review and approve the annual proxy disclosure regarding the activities and report of the Audit Committee for the year.

     B. Independent Accountants
        -----------------------

     1. The independent accountants are ultimately accountable to the Audit Committee. Select the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants.

     2. On an annual basis, the Committee should review and discuss with the independent accountants all significant relationships they have with the Company in order to determine their independence.

     3. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

     4. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

     5. Review the arrangements for and scope of the annual audit and any special audits.

     6. Review the fees charged by the independent accountants for audit and non-audit services.

     7. Review, evaluate and approve any non-audit services the independent auditor may perform for the Company and disclose such approved non-auditor services in periodic reports to stockholders.

     As required by law, the Audit Committee shall assure the regular rotation of the lead and concurring audit partner, and consider whether there should be a regular rotation of the auditor itself.

     C. Financial Reporting Processes
        -----------------------------

     1. In consultation with the independent accountants and the internal auditor, review the integrity of the Company's financial reporting processes, both internal and external.

     2. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting. Consider the effect upon the Company of any changes in accounting principles or practices proposed by management or the independent accountants.

     3. Review and discuss with the independent auditor all necessary accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the risks of using such alternative treatments, and other material written communications between the independent auditor and management.

     4. Consider and approve, if appropriate, major changes in the Company's auditing and accounting principles and practices as suggested by the independent accountants, management or the internal auditor.

     D. Internal Audit Function and Legal Compliance
        --------------------------------------------

     1. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit function, as needed. The internal audit function shall have a direct reporting responsibility to the Board of Directors through the Audit Committee.

     2. Review the appointment, performance and replacement of the internal audit function.

     3. Review significant reports prepared by the internal auditors together with management's response and follow-up to these reports.

     E. Process Improvement
        -------------------

     1. Establish regular and separate systems of reporting to the Committee by each of management, the independent accountants and the internal auditor regarding any significant judgments made in management's preparation of the Company's financial statements and the view of each as to appropriateness of such judgments.

     2. Upon completion of the annual independent audit, review with each of management, the independent accountants and the internal auditor any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     3.  Review  any  significant   disagreements   among   management  and  the
independent accountants or the internal auditor in connection of the preparation of the Company's financial statements.

     4. Review with the independent accountants, the internal auditor and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

     5. Review all related party transactions (i.e., transactions required to be disclosed under SEC Regulation S-K, Item 404) for potential conflict of interest situations on an ongoing basis and determine whether to approve any such proposed transaction.

     F. Policies, Procedures and Legal Compliance
        -----------------------------------------

     1. Establish a system to annually review all Company policies and procedures and review management's monitoring of compliance with the Company's policies and procedures.

     2. Review the activities, organizational structure, and qualifications of the internal auditor.

     3. Review with the Company's legal counsel, compliance with matters including corporate securities trading policies and any legal matter that could have a significant impact on the Company's financial statements.

     4. Supervise implementation of the Company's Code of Ethics for Directors, Officers and Employees and review and decide whether to approve any proposed waivers of the provisions of such Code.

     5. Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees regarding questionable accounting or auditing matters.

     6. Maintain minutes or other records of meetings and activities of the Committee.

     7. Perform any other activities consistent with this Charter, the Company's By-laws and applicable governing law, as the Committee or the Board deems necessary or appropriate.

                                                                    EXHIBIT B


                                     CHARTER
                                     OF THE
                              NOMINATING COMMITTEE
                                     OF THE
                 BOARD OF DIRECTORS OF FIRST SOUTH BANCORP, INC.



I.   AUTHORITY AND COMPOSITION

The Committee is established pursuant to Article III Section 15 of the Bylaws of First South Bancorp, Inc. (the "Corporation"). Committee members should be appointed annually by the Board and may be replaced by the Board. None of the Committee members may be an officer of the Corporation. The Committee may appoint a Secretary, who need not be a Director. The Committee Chairman shall be appointed by the Board.

The Committee shall be comprised of at least three (3) members, each of whom shall meet the independence requirements of the Nasdaq and shall meet any other standards of independence as may be prescribed for purposes of any federal securities laws relating to the Committee's duties and responsibilities.

II.  PURPOSE OF THE COMMITTEE

The Committee's purpose is to assist the Board in identifying qualified individuals to become Board members and in determining the composition of the Board of Directors.

III. RESPONSIBILITIES OF THE COMMITTEE

In furtherance of this purpose, the Committee shall have the following authority and responsibilities:

     1. To lead the search for individuals qualified to become members of the Board of Directors and to select director nominees to be presented for stockholder approval at the annual meeting. The Committee shall select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to and existing members of the Board, in collectively serving the long-term interests of the stockholders.

     2. Recommend to the Board persons to be appointed as Directors in the interval between annual meetings of the Corporation's shareholders;

     3. Review the qualifications and independence of the members of the Board on a regular periodic basis and make any recommendations the Committee members may deem appropriate from time to time concerning any recommended changes in the composition of the Board; and

     4. Establish a policy, if deemed appropriate by the Committee, with regard to the consideration of director candidates recommended by stockholders.

WITH RESPECT TO THE RESPONSIBILITIES LISTED ABOVE, THE COMMITTEE SHALL:

     1.   Report regularly to the Board on its activities;

     2. Maintain minutes of its meetings and records relating to those meetings and the Committee's activities;

     3. Form and delegate authority to subcommittees of one or more Committee members when appropriate;

     4. Review and reassess the adequacy of this Charter annually and recommend to the Board any proposed changes to this Charter; and

     5.   Annually review the Committee's own performance.

IV.  GENERAL

IN PERFORMING THEIR RESPONSIBILITIES, COMMITTEE MEMBERS ARE ENTITLED TO RELY IN GOOD FAITH ON INFORMATION, OPINIONS, REPORTS OR STATEMENTS PREPARED OR PRESENTED
BY:

     1. One or more officers and employees of the Corporation whom the Committee member reasonably believes to be reliable and competent in the matters presented;

     2. Counsel, independent auditors, or other persons as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person; or

     3. Another committee of the Board as to matters within its designated authority which committee the Committee member reasonably believes to merit confidence.

                                 REVOCABLE PROXY

                            FIRST SOUTH BANCORP, INC.
                           WASHINGTON, NORTH CAROLINA


                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 20, 2004

     The undersigned hereby appoints Frederick N. Holscher, Charles E. Parker, Jr. and H.D. Reaves, Jr., with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of the common stock of First South Bancorp, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the main office of First South Bank (the "Bank") located at 1311 Carolina Avenue, Washington, North Carolina, on Thursday, May 20, 2004, at 11:00 a.m. (the "Annual Meeting"), and at any and all adjournments thereof, as follows:

                                                                                                   VOTE
                                                                                FOR              WITHHELD
                                                                                ---              --------
         1.       The election as directors of the nominees
                  listed below (except as marked to                             / /                 / /
                  the contrary below).

                  Linley H. Gibbs, Jr.
                  Thomas A. Vann

                  INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE
                  FOR ANY INDIVIDUAL NOMINEE, INSERT THAT NOMINEE'S
                  NAME IN THE SPACE PROVIDED BELOW.

                                                                                FOR     AGAINST     ABSTAIN

         2.       The amendment of the Company's Articles                       / /       / /         / /
                  of Incorporation to increase the number of
                  authorized shares of common stock from
                  8,000,000 to 25,000,000.

                  --------------------------------

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE AND "FOR" THE OTHER PROPOSITION STATED.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES AND FOR THE OTHER PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof, then the power of said attorneys and prior proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke his proxy by filing a subsequent proxy or notifying the Secretary of his or her decision to terminate his or her proxy.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting, a Proxy Statement dated April 16, 2004 and an Annual Report to Stockholders.

Dated:                               , 2004
       ------------------------------




---------------------------------------     -----------------------------------
PRINT NAME OF STOCKHOLDER                   PRINT NAME OF STOCKHOLDER




---------------------------------------     -----------------------------------
SIGNATURES OF STOCKHOLDER                   SIGNATURE OF STOCKHOLDER


     Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporation proxies should be signed in corporate name by an authorized officer. If shares are held jointly, each holder should sign.


     PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.